Exhibit 99.1

             STEELCASE REPORTS PROFITABLE GROWTH FOR FOURTH QUARTER

        - FISCAL YEAR 2007 NET INCOME MORE THAN DOUBLES TO $107 MILLION -

    GRAND RAPIDS, Mich., March 29 /PRNewswire-FirstCall/ -- Steelcase Inc. (NYSE: SCS) today announced fourth quarter and fiscal year 2007 financial results. Steelcase reported fourth quarter revenue of $779.0 million and net income of $29.3 million or $0.20 per share. For fiscal year 2007, revenue grew to $3.1 billion and net income more than doubled to $106.9 million or $0.72 per share.

    "We improved business performance, both financially and with our customers," said James P. Hackett, president and CEO. "As our performance indicates, we are focused on giving customers what they value and leveraging our global network, while continuing our work to achieve world class process excellence."

    Fourth Quarter Results

    Reported revenue of $779.0 million for the fourth quarter increased 5.4 percent compared to $739.3 million in the prior year quarter, in line with company estimates. The International segment reported 17% growth over the prior year. Current year revenues benefited by $15.9 million from currency effects and included $10.0 million from net acquisitions, compared with the prior year.

    Net income increased significantly to $29.3 million, or $0.20 per share for the fourth quarter of fiscal 2007 ahead of company estimates of $0.14 to $0.19 per share.

    Significant improvements in the International segment, along with positive audit outcomes and implementation of tax planning strategies resulted in favorable adjustments to tax reserves and deferred tax asset valuation allowances totaling $24.8 million in the fourth quarter. In addition, the company recorded intangible asset and goodwill impairment charges totaling $(7.7) million after-tax. These adjustments, combined with related variable compensation expense of $(6.3) million after-tax, had the net effect of increasing net income by $10.8 million.

    Reported results also included net restructuring charges of $(6.1) million after-tax primarily related to facility rationalizations in the company's North America segment. Restructuring costs were higher than anticipated due to additional charges recognized in connection with the completion of the sale of the company's Grand Rapids manufacturing campus. Net restructuring charges were $(7.1) million after-tax in the prior year quarter.

    Cost of sales was reduced to 68.7 percent of sales, a 160 basis point decrease compared to the prior year. Improvements in both the International and North America segments were the key drivers. These improvements, in addition to lower restructuring charges, increased gross margin to 30.4 percent in the fourth quarter from 28.2 percent in the prior year quarter.

    Operating expenses increased to $231.9 million or 29.7 percent of sales from $199.3 million or 26.9 percent of sales in the prior year. Reported expenses included $11.7 million of non-cash intangible asset and goodwill impairment charges. Higher variable compensation costs, spending on longer-term growth initiatives, currency effects and net acquisitions also contributed to the increase.

    Other income, net was $3.9 million compared to $7.5 million reported last year. The decrease was driven by withholding taxes resulting from the repatriation of cash from a foreign subsidiary.

    Fiscal Year 2007 Results

    Revenue for the fiscal year of $3.1 billion increased 8.0 percent compared to $2.9 billion last year. Fiscal 2007 revenue included $33.2 million from net acquisitions and $25.8 million from favorable currency effects, compared with the prior year.

    Reported net income more than doubled to $106.9 million or $0.72 per share. Net income in fiscal 2006 was $48.9 million, or $0.33 per share. Restructuring charges in fiscal 2007 totaled $(15.6) million after-tax versus $(24.9) million in fiscal 2006.

    Operating income of $113.7 million compared with $82.5 million in the prior year. Operating income included $(23.7) million of restructuring charges in the current year compared to $(38.9) million of charges in the prior year. Operating income excluding restructuring charges was $137.4 million versus $121.4 million in the prior year.

    As a result of the tax valuation and reserve adjustments made in the fourth quarter, the company's full year effective tax rate was 14.2%, significantly lower than the previous estimate of 34% to 35%. The company believes its fiscal 2008 effective tax rate will be between 34% and 35%.

    Cash and short-term investments increased $136.5 million to $560.3 million at the end of fiscal 2007. Total debt at the end of the fiscal year was $255.1 million resulting in cash and short term investments exceeding total debt by $305.2 million. As part of its share repurchase authorizations, the company repurchased approximately 4.4 million shares at a total cost of $76.1 million in fiscal 2007.

    As announced on March 23, 2007, the Steelcase Board of Directors declared a dividend of $0.15 per share payable to shareholders of record as of April 3, 2007. This represents an increase of 15 percent from $0.13 per share paid in the prior quarter and an increase of 50 percent from $0.10 per share paid in the prior year.

    "We were particularly pleased with the strong improvement in quarterly results achieved again by our International segment and the significant year-over-year improvement in our net income," said David Sylvester, vice president and CFO. "Our continued focus on the strategic aspects of our business should afford us room for additional operating margin expansion in fiscal 2008."

    Outlook

    Based on recent strengthening in order patterns, the company expects first quarter fiscal 2008 revenue to be 6% to 10% percent higher than the prior year quarter with growth more balanced across its business segments.

    Steelcase expects to report earnings for the first quarter of fiscal 2008 between $0.15 and $0.20 per share, including restructuring charges of $(2) to $(4) million after-tax. These estimates reflect increased spending on longer-term growth initiatives. The company reported earnings of $0.12 per share in the first quarter of the prior year, including after-tax restructuring charges of $(2.7) million.

    Consistent with past practices, the company is not providing full year guidance but does expect to continue its improvements in profitability towards the achievement of its long-term operating income margin of 10%.

    Mr. Hackett concluded, "Our mission to provide a better work experience for our customers and dealers remains central to our strategies. This strategic focus is keeping our core businesses healthy and growing. It has also allowed us to build our capability to win with smaller customers and sharpened our concentration on new and emerging markets."

    Business Segment Results
    (in millions)

                                    Fourth Quarter                                   Year-To-Date
                                  Three Months Ended                             Twelve Months Ended
                             ----------------------------                    ----------------------------
                               Feb. 23,        Feb. 24,                        Feb. 23,        Feb. 24,
                                 2007            2006            %Inc.           2007            2006           %Inc.
                             ------------    ------------    ------------    ------------    ------------   ------------
Revenue
North America (1)            $      417.2    $      413.7             0.8%        1,723.0         1,628.0            5.8%
International (2)                   209.8           179.3            17.0%          735.8           644.5           14.2%
Steelcase Design
 Partnership(3)                      89.8            85.3             5.3%          359.9           340.8            5.6%
Other (4)                            62.2            61.0             2.0%          279.3           255.6            9.3%
                             ------------    ------------                    ------------    ------------   ------------
  Consolidated Revenue       $      779.0    $      739.3             5.4%        3,098.0         2,868.9            8.0%
                             ============    ============                    ============    ============

Operating Income
North America                $        2.5    $       10.5                    $       82.1    $       64.6
International                        14.2            (1.2)                           34.2            (1.3)
Steelcase Design
 Partnership                          8.4             8.7                            33.4            34.9
Other                               (22.3)           (8.7)                          (36.0)          (15.7)
                             ------------    ------------                    ------------    ------------
  Consolidated
   Operating Income          $        2.8    $        9.3                    $      113.7    $       82.5
                             ============    ============                    ============    ============

Operating Income Percent              0.4%            1.3%                            3.7%            2.9%

Business Segment Footnotes
(1) North America business segment includes the company's Steelcase and Turnstone brands, consolidated dealers in the U.S. and Canada, and services.
(2) International business segment includes all manufacturing and sales operations outside the U.S. and Canada.
(3) Steelcase Design Partnership business segment includes Brayton, The Designtex Group, Details, Metro and Vecta.
(4) Other includes Steelcase Financial Services, PolyVision, IDEO subsidiaries, other ventures and unallocated corporate expenses.

    Steelcase Inc.

                                                      Three Months Ended
                                  ----------------------------------------------------------
                                       February 23, 2007              February 24, 2006
                                  ---------------------------    ---------------------------
Revenue                           $      779.0          100.0%   $      739.3          100.0%
Cost of sales                            535.0           68.7           519.6           70.3
Restructuring costs                        7.2            0.9            11.0            1.5
                                  ------------   ------------    ------------   ------------
   Gross margin                          236.8           30.4           208.7           28.2
Operating expenses                       231.9           29.7           199.3           26.9
Restructuring costs                        2.1            0.3             0.1            0.0
                                  ------------   ------------    ------------   ------------
   Operating income               $        2.8            0.4%   $        9.3            1.3%
                                  ============   ============    ============   ============

Gross Margin, as reported         $      236.8           30.4%   $      208.7           28.2%
Restructuring Charges                      7.2            0.9            11.0            1.5
                                  ------------   ------------    ------------   ------------
Gross Margin, excluding
 restructuring charges            $      244.0           31.3%   $      219.7           29.7%
                                  ============   ============    ============   ============

Operating Income, as reported     $        2.8            0.4%   $        9.3            1.3%
Restructuring Charges                      9.3            1.2            11.1            1.5
                                  ------------   ------------    ------------   ------------
Operating Income, excluding
 restructuring charges            $       12.1            1.6%   $       20.4            2.8%
                                  ============   ============    ============   ============

                                                     Twelve Months Ended
                                  ----------------------------------------------------------
                                       February 23, 2007              February 24, 2006
                                  ---------------------------    ---------------------------
Revenue                           $    3,098.0          100.0%   $    2,868.9          100.0%
Cost of sales                          2,128.2           68.7         1,989.4           69.3
Restructuring costs                       21.3            0.7            33.2            1.2
                                  ------------   ------------    ------------   ------------
   Gross margin                          948.5           30.6           846.3           29.5
Operating expenses                       832.4           26.8           758.1           26.4
Restructuring costs                        2.4            0.1             5.7            0.2
                                  ------------   ------------    ------------   ------------
   Operating income               $      113.7            3.7%   $       82.5            2.9%
                                  ============   ============    ============   ============

Gross Margin, as reported         $      948.5           30.6%   $      846.3           29.5%
Restructuring Charges                     21.3            0.7            33.2            1.2
                                  ------------   ------------    ------------   ------------
Gross Margin, excluding
 restructuring charges            $      969.8           31.3%   $      879.5           30.7%
                                  ============   ============    ============   ============

Operating Income, as reported     $      113.7            3.7%   $       82.5            2.9%
Restructuring Charges                     23.7            0.8            38.9            1.4
                                  ------------   ------------    ------------   ------------
Operating Income, excluding
 restructuring charges            $      137.4            4.5%   $      121.4            4.3%
                                  ============   ============    ============   ============

    North America

                                                      Three Months Ended
                                  ----------------------------------------------------------
                                       February 23, 2007              February 24, 2006
                                  ---------------------------    ---------------------------
Revenue                           $      417.2          100.0%   $      413.7          100.0%
Cost of sales                            296.1           71.0           303.8           73.4
Restructuring costs                        7.7            1.8             7.7            1.9
                                  ------------   ------------    ------------   ------------
Gross margin                             113.4           27.2           102.2           24.7
Operating expenses                       109.2           26.2            91.7           22.2
Restructuring costs                        1.7            0.4               -              -
                                  ------------   ------------    ------------   ------------
   Operating income               $        2.5            0.6%   $       10.5            2.5%
                                  ============   ============    ============   ============

Gross Margin, as reported         $      113.4           27.2%   $      102.2           24.7%
Restructuring Charges                      7.7            1.8             7.7            1.9
                                  ------------   ------------    ------------   ------------
Gross Margin, excluding
 restructuring charges            $      121.1           29.0%   $      109.9           26.6%
                                  ============   ============    ============   ============

Operating Income, as reported     $        2.5            0.6%   $       10.5            2.5%
Restructuring Charges                      9.4            2.2             7.7            1.9
                                  ------------   ------------    ------------   ------------
Operating Income, excluding
 restructuring charges            $       11.9            2.8%   $       18.2            4.4%
                                  ============   ============    ============   ============

                                                     Twelve Months Ended
                                  ----------------------------------------------------------
                                       February 23, 2007              February 24, 2006
                                  ---------------------------    ---------------------------
Revenue                           $    1,723.0          100.0%   $    1,628.0          100.0%

Cost of sales                          1,222.6           70.9         1,177.7           72.3
Restructuring costs                       18.5            1.1            22.6            1.4
                                  ------------   ------------    ------------   ------------
   Gross margin                          481.9           28.0           427.7           26.3
Operating expenses                       398.1           23.1           363.1           22.3
Restructuring costs                        1.7            0.1               -              -
                                  ------------   ------------    ------------   ------------
   Operating income               $       82.1            4.8%   $       64.6            4.0%
                                  ============   ============    ============   ============

Gross Margin, as reported         $      481.9           28.0%   $      427.7           26.3%
Restructuring Charges                     18.5            1.1            22.6            1.4
                                  ------------   ------------    ------------   ------------
Gross Margin, excluding
 restructuring charges            $      500.4           29.1%   $      450.3           27.7%
                                  ============   ============    ============   ============

Operating Income, as reported     $       82.1            4.8%   $       64.6            4.0%
Restructuring Charges                     20.2            1.2            22.6            1.4
                                  ------------   ------------    ------------   ------------
Operating Income, excluding
 restructuring charges            $      102.3            6.0%   $       87.2            5.4%
                                  ============   ============    ============   ============

    International

                                                      Three Months Ended
                                  ----------------------------------------------------------
                                       February 23, 2007              February 24, 2006
                                  ---------------------------    ---------------------------
Revenue                           $      209.8           100.0%    $      179.3           100.0%
Cost of sales                            138.0            65.7            122.8            68.5
Restructuring costs                       (0.5)           (0.2)             3.3             1.8
                                  ------------    ------------     ------------    ------------
   Gross margin                           72.3            34.5             53.2            29.7
Operating expenses                        58.1            27.7             54.5            30.4
Restructuring costs                          -               -             (0.1)            0.0
                                  ------------    ------------     ------------    ------------
   Operating income (loss)        $       14.2             6.8%    $       (1.2)           (0.7)%
                                  ============    ============     ============    ============

Gross Margin, as reported         $       72.3            34.5%    $       53.2            29.7%
Restructuring Charges                     (0.5)           (0.2)             3.3             1.8
                                  ------------    ------------     ------------    ------------
Gross Margin, excluding
 restructuring charges            $       71.8            34.3%    $       56.5            31.5%
                                  ============    ============     ============    ============

Operating Income (Loss),
 as reported                      $       14.2             6.8%    $       (1.2)           (0.7)%
Restructuring Charges                     (0.5)           (0.2)             3.2             1.8
                                  ------------    ------------     ------------    ------------
Operating Income, excluding
 restructuring charges            $       13.7             6.6%    $        2.0             1.1%
                                  ============    ============     ============    ============

                                                     Twelve Months Ended
                                  ----------------------------------------------------------
                                       February 23, 2007              February 24, 2006
                                  ---------------------------    ---------------------------
Revenue                           $      735.8          100.0%   $      644.5           100.0%
Cost of sales                            490.0           66.6           442.8            68.7
Restructuring costs                        2.8            0.4             8.6             1.3
                                  ------------   ------------    ------------    ------------
   Gross margin                          243.0           33.0           193.1            30.0
Operating expenses                       208.7           28.4           188.7            29.3
Restructuring costs                        0.1            0.0             5.7             0.9
                                  ------------   ------------    ------------    ------------
   Operating income (loss)        $       34.2            4.6%   $       (1.3)           (0.2)%
                                  ============   ============    ============    ============

Gross Margin, as reported         $      243.0           33.0%   $      193.1            30.0%
Restructuring Charges                      2.8            0.4             8.6             1.3
                                  ------------   ------------    ------------    ------------
Gross Margin, excluding
 restructuring charges            $      245.8           33.4%   $      201.7            31.3%
                                  ============   ============    ============    ============

Operating Income (Loss),
 as reported                      $       34.2            4.6%   $       (1.3)           (0.2)%
Restructuring Charges                      2.9            0.4            14.3             2.1
                                  ------------   ------------    ------------    ------------
Operating Income, excluding
 restructuring charges            $       37.1            5.0%   $       13.0             1.9%
                                  ============   ============    ============    ============

    Steelcase Design Partnership

                                                      Three Months Ended
                                  ----------------------------------------------------------
                                       February 23, 2007              February 24, 2006
                                  ---------------------------    ---------------------------
Revenue                           $       89.8          100.0%   $       85.3          100.0%
Cost of sales                             57.6           64.1            54.1           63.4
                                  ------------   ------------    ------------   ------------
   Gross margin                           32.2           35.9            31.2           36.6
Operating expenses                        23.8           26.5            22.5           26.4
Restructuring charges                        -            0.0               -              -
                                  ------------   ------------    ------------   ------------
   Operating income               $        8.4            9.4%   $        8.7           10.2%
                                  ============   ============    ============   ============

Gross Margin, as reported         $       32.2           35.9%   $       31.2           36.6%
Restructuring Charges                        -            0.0               -            0.0
                                  ------------   ------------    ------------   ------------
Gross Margin, excluding
 restructuring charges            $       32.2           35.9%   $       31.2           36.6%
                                  ============   ============    ============   ============

Operating Income, as reported     $        8.4            9.4%   $        8.7           10.2%
Restructuring Charges                        -            0.0               -              -
                                  ------------   ------------    ------------   ------------
Operating Income, excluding
 restructuring charges            $        8.4            9.4%   $        8.7           10.2%
                                  ============   ============    ============   ============

                                                     Twelve Months Ended
                                  ----------------------------------------------------------
                                       February 23, 2007              February 24, 2006
                                  ---------------------------    ---------------------------
Revenue                           $      359.9          100.0%   $      340.8          100.0%
Cost of sales                            229.4           63.7           212.0           62.2
                                  ------------   ------------    ------------   ------------
   Gross margin                          130.5           36.3           128.8           37.8
Operating expenses                        96.9           26.9            93.9           27.6
Restructuring charges                      0.2            0.1               -              -
                                  ------------   ------------    ------------   ------------
   Operating income               $       33.4            9.3%   $       34.9           10.2%
                                  ============   ============    ============   ============

Gross Margin, as reported         $      130.5           36.3%   $      128.8           37.8%
Restructuring Charges                        -            0.0               -              -
                                  ------------   ------------    ------------   ------------
Gross Margin, excluding
 restructuring charges            $      130.5           36.3%   $      128.8           37.8%
                                  ============   ============    ============   ============

Operating Income, as reported     $       33.4            9.3%   $       34.9           10.2%
Restructuring Charges                      0.2            0.1               -              -
                                  ------------   ------------    ------------   ------------
Operating Income, excluding
 restructuring charges            $       33.6            9.4%   $       34.9           10.2%
                                  ============   ============    ============   ============

    Webcast

    Steelcase will discuss fourth quarter and fiscal 2007 results and business outlook on a conference call and webcast at 11:00 a.m. EDT today. Links to the webcast are available at www.steelcase.com/ir. Supporting presentation slides will be available on the company's website shortly before the start of the webcast.

    Non-GAAP Financial Measures

    This earnings release contains certain non-GAAP financial measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the company. Pursuant to the requirements of Regulation G, the company has provided a reconciliation above of non-GAAP financial measures to the most directly comparable GAAP financial measure.

    The non-GAAP financial measures used within the company's earnings release are: fourth quarter and fiscal year gross margin, excluding restructuring charges for the current and prior year in dollars and as a percentage of revenue and fourth quarter and fiscal year operating income, excluding restructuring charges, for the current and prior year in dollars and as a percentage of revenue, on a consolidated basis and for each business segment. These measures are presented because management uses this information to monitor and evaluate financial results and trends. Therefore, management believes this information is also useful for investors.

    Forward-looking Statements

    From time to time, in written and oral statements, the company discusses its expectations regarding future events and its plans and objectives for future operations. These forward-looking statements generally are accompanied by words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "intend," "may," "possible," "potential," "predict," "project," or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary from the company's expectations because of factors such as, but not limited to, competitive and general economic conditions domestically and internationally; acts of terrorism, war, governmental action, natural disasters and other Force Majeure events; changes in the legal and regulatory environment; restructuring activities; currency fluctuations; changes in customer demands; and the other risks and contingencies detailed in the company's most recent Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Steelcase undertakes no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

    About Steelcase Inc.

    Steelcase, the global leader in the office furniture industry, helps people have a better work experience by providing products, services and insights into the ways people work. The company designs and manufactures architecture, furniture and technology products. Founded in 1912 and headquartered in Grand Rapids, Michigan, Steelcase (NYSE: SCS) serves customers through a network of more than 800 independent dealers and approximately 13,000 employees worldwide. Fiscal 2007 revenue was $3.1 billion. Learn more at www.steelcase.com.

                                 STEELCASE INC.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                      (in millions, except per share data)

                                           Three Months              Twelve Months
                                               Ended                     Ended
                                      -----------------------   -----------------------
                                       February     February     February     February
                                          23,          24,          23,          24,
                                      ----------   ----------   ----------   ----------
                                         2007         2006         2007         2006
                                      ----------   ----------   ----------   ----------
Revenue                               $    779.0   $    739.3   $  3,098.0   $  2,868.9
Cost of sales                              535.0        519.6      2,128.2      1,989.4
Restructuring costs                          7.2         11.0         21.3         33.2
                                      ----------   ----------   ----------   ----------
   Gross margin                            236.8        208.7        948.5        846.3
Operating expenses                         231.9        199.3        832.4        758.1
Restructuring costs                          2.1          0.1          2.4          5.7
                                      ----------   ----------   ----------   ----------
   Operating income                          2.8          9.3        113.7         82.5
Interest expense                            (4.2)        (4.3)       (18.5)       (18.1)
Other income, net                            3.9          7.5         29.4         12.0
                                      ----------   ----------   ----------   ----------
   Income before income taxes                2.5         12.5        124.6         76.4
Income tax expense (benefit)               (26.8)         3.2         17.7         27.5
                                      ----------   ----------   ----------   ----------
   Net income                         $     29.3   $      9.3   $    106.9   $     48.9
                                      ==========   ==========   ==========   ==========
Basic and diluted per share data:
   Basic earnings per share           $     0.20   $     0.06   $     0.72   $     0.33
                                      ==========   ==========   ==========   ==========
   Diluted earnings per share         $     0.20   $     0.06   $     0.71   $     0.33
                                      ==========   ==========   ==========   ==========

   Dividends declared per common
    share                             $     0.13   $     0.09   $     0.45   $     0.33
                                      ==========   ==========   ==========   ==========
   Weighted average shares
    outstanding - basic                    147.1        148.5        148.5        148.3
                                      ==========   ==========   ==========   ==========
   Weighted average shares
    outstanding - diluted                  148.6        149.1        149.8        148.7
                                      ==========   ==========   ==========   ==========

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (in millions)

                                                      Feb. 23,     Feb. 24,
                                                     ----------   ----------
                                                        2007         2006
                                                     ----------   ----------
                      ASSETS

Current assets:
   Cash and cash equivalents                         $    527.2   $    423.8
   Short-term investments                                  33.1            -
   Accounts receivable, net                               352.6        366.3
   Inventories                                            144.0        147.9
   Deferred income taxes                                   60.8         80.3
   Other current assets                                   111.9        109.8
                                                     ----------   ----------
       Total current assets                             1,229.6      1,128.1
                                                     ----------   ----------

Property and equipment, net                               477.1        524.8
Company owned life insurance                              209.2        196.6
Deferred income taxes                                     153.1        154.6
Goodwill                                                  213.4        211.1
Other intangible assets, net of accumulated
 amortization                                              64.6         73.7
Other assets                                               53.7         55.6
                                                     ----------   ----------
       Total assets                                  $  2,400.7   $  2,344.5
                                                     ----------   ----------

       LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                  $    222.0   $    189.6
   Short-term borrowings and current
    portion of long-term debt                               5.1        261.8
   Accrued expenses:
     Employee compensation                                162.7        127.9
     Employee benefit plan obligations                     34.2         34.1
     Other                                                220.1        222.8
                                                     ----------   ----------
       Total current liabilities                          644.1        836.2
                                                     ==========   ==========

Long-term liabilities:
   Long-term debt less current maturities                 250.0          2.2
   Employee benefit plan obligations                      189.6        239.7
   Other long-term liabilities                             78.3         61.5
                                                     ----------   ----------
       Total long-term liabilities                        517.9        303.4
                                                     ----------   ----------
       Total liabilities                                1,162.0      1,139.6
                                                     ----------   ----------

Shareholders' equity:
   Common stock                                           259.1        309.9
   Additional paid in capital                               6.6          3.4
   Accumulated other comprehensive loss                    (0.5)       (39.1)
   Deferred compensation - restricted stock                   -         (3.1)
   Retained earnings                                      973.5        933.8
                                                     ----------   ----------
       Total shareholders' equity                       1,238.7      1,204.9
                                                     ----------   ----------

       Total liabilities and shareholders'
        equity                                       $  2,400.7   $  2,344.5
                                                     ==========   ==========

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                                  (in millions)

                                                       Twelve Months Ended
                                                     -----------------------
                                                      Feb. 23,     Feb. 24,
                                                        2007         2006
                                                     ----------   ----------
                                                           (Unaudited)
OPERATING ACTIVITIES
Net income                                           $    106.9   $     48.9
Depreciation and amortization                             101.4        119.4
Goodwill and intangible asset impairment charges           11.7            -
Deferred income taxes                                      31.5          0.2
Changes in operating assets and liabilities,
 net of corporate acquisitions                             22.0         (8.9)

Excess tax benefit from exercise of stock options
 and vesting of restricted stock                           (3.9)           -
Other, net                                                 10.7         15.9
                                                     ----------   ----------

Net cash provided by operating activities                 280.3        175.5
                                                     ----------   ----------

INVESTING ACTIVITIES
Capital expenditures                                      (58.2)       (71.9)
Short-term investments, acquisitions                      (33.1)           -
Short-term investments, liquidations                          -        131.6
Proceeds from the disposal of fixed assets                 18.9         39.3
Net decrease in notes receivable                           17.6         15.3
Acquisitions, net of cash acquired                         (9.9)        (8.6)
Net proceeds from repayment of leases                       9.8         17.7
Other, net                                                  3.2          4.3
                                                     ----------   ----------

Net cash (used in) provided by investing
 activities                                               (51.7)       127.7
                                                     ----------   ----------

FINANCING ACTIVITIES
Issuance of long-term debt, net                           257.4            -
Repayments of long-term debt                             (260.3)       (58.9)
Repayments of lines of credit, net                         (6.9)        (2.3)
Common stock repurchases                                  (77.3)        (3.4)
Dividends paid                                            (67.2)       (49.2)
Common stock issuances                                     23.3         12.2
Excess tax benefit from exercise of stock
 options and vesting of restricted stock                    3.9            -
                                                     ----------   ----------

Net cash used in financing activities                    (127.1)      (101.6)
                                                     ----------   ----------

Effect of exchange rate changes on cash
 and cash equivalents                                       1.9          5.6
                                                     ----------   ----------

Net increase in cash and cash equivalents                 103.4        207.2
Cash and cash equivalents, beginning of period            423.8        216.6
                                                     ----------   ----------
      Cash and cash equivalents, end of period       $    527.2   $    423.8
                                                     ==========   ==========

SOURCE  Steelcase Inc.
    -0-                             03/29/2007
    /CONTACT: Media, Jeanine Holquist, Public Relations, +1-616-698-3765, or Investors, Raj Mehan, Investor Relations, +1-616-698-4734, both for
Steelcase Inc. /
    /First Call Analyst: /
    /FCMN Contact: tferris@steelcase.com /
    /Web site:  http://www.steelcase.com/